Exhibit 99.2

Crinetics Pharmaceuticals Announces Pricing of Upsized Public Offering of Common Stock

SAN DIEGO – October 8, 2024 – Crinetics Pharmaceuticals, Inc. (Nasdaq: CRNX), a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of novel therapeutics for endocrine diseases and endocrine-related tumors, announced today the pricing of an upsized underwritten public offering of 10,000,000 shares of its common stock at a price to the public of $50.00 per share. All of the shares to be sold in the offering are to be sold by Crinetics. The gross proceeds to Crinetics from the offering, before deducting the underwriting discounts and commissions and other offering expenses, are expected to be $500.0 million. In addition, Crinetics has granted the underwriters a 30-day option to purchase up to an additional 1,500,000 shares of common stock. The offering is expected to close on or about October 10, 2024, subject to the satisfaction of customary closing conditions.

Crinetics intends to use the net proceeds from the offering, together with its existing cash, cash equivalents and investment securities, to fund research and development of its clinical-stage product candidates, other research programs, pre-commercialization activities and other general corporate purposes, which may include, among other things, capital expenditures or working capital. Crinetics may also use a portion of the remaining net proceeds, together with its existing cash, cash equivalents and investment securities, to in-license, acquire, or invest in complementary businesses, technologies, products or assets; however, it has no current commitments or obligations to do so.

Leerink Partners, Morgan Stanley, Piper Sandler and Cantor are acting as joint bookrunning managers for the offering. LifeSci Capital, Baird, H.C. Wainwright & Co. and Citizens JMP are acting as lead managers for the offering. Jones is acting as co-manager for the offering.

The securities described above are being offered by Crinetics pursuant to a shelf registration statement that became automatically effective upon its filing with the Securities and Exchange Commission (SEC). A preliminary prospectus supplement relating to this offering has been filed with the SEC, and a final prospectus supplement relating to this offering will be filed with the SEC. The offering may be made only by means of a prospectus supplement and accompanying prospectus. When available, copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained from: Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com; or Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014, by email at prospectus@morganstanley.com. Electronic copies of the final prospectus supplement and accompanying prospectus will also be available on the website of the SEC at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Crinetics Pharmaceuticals

Crinetics Pharmaceuticals is a clinical stage pharmaceutical company focused on the discovery, development, and commercialization of novel therapeutics for endocrine diseases and endocrine-related tumors. Crinetics’ lead development candidate, paltusotine, is the first investigational once-daily, oral, selectively-targeted somatostatin receptor type 2 (SST2) nonpeptide agonist that has completed Phase 3 clinical development for acromegaly and is in Phase 2 clinical development for carcinoid syndrome associated with neuroendocrine tumors. Crinetics is also developing atumelnant (CRN04894), an investigational, first-in-class, oral ACTH antagonist, that is currently completing Phase 2 clinical studies for the treatment of congenital adrenal hyperplasia and Cushing’s disease. All of the company’s drug candidates are orally delivered, small molecule new chemical entities resulting from in-house drug discovery efforts, including additional discovery programs addressing a variety of endocrine conditions such as hyperparathyroidism, polycystic kidney disease, Graves’ disease (including thyroid eye disease), diabetes, obesity and GPCR-targeted oncology indications.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding Crinetics’ expectations of market conditions and the satisfaction of customary closing conditions related to the public offering, and the expected closing of the offering and the anticipated use of proceeds therefrom. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “upcoming” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the public offering, the risks and uncertainties inherent in Crinetics’ business, including the risks and uncertainties described in the company’s periodic filings with the SEC. The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Additional information on risks facing Crinetics can be found under the heading “Risk Factors” in Crinetics’ periodic filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2023 and quarterly report on Form 10-Q for the quarter ended March 31, 2024, and in the preliminary prospectus supplement related to the offering filed with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by applicable law, Crinetics does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contacts:

Investors:

Gayathri Diwakar

Head of Investor Relations

gdiwakar@crinetics.com

(858) 345-6340

Media:

Natalie Badillo

Head of Corporate Communications

nbadillo@crinetics.com

(858) 345-6075